UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported): June 6, 2012

OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant hereby amends Item 5.02 of the registrant’s Current Report on Form 8-K, dated June 6, 2012, to read in its entirety as set forth below.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2012, the Board of Directors of Oshkosh Corporation (the “Company”) acted to appoint Wilson R. Jones as President and Chief Operating Officer of the Company, effective August 1, 2012.  Mr. Jones, who is 51, joined the Company in 2005 as Vice President and General Manager of the Airport Products business.  He was appointed President, Pierce Manufacturing in 2007, was appointed Executive Vice President and President, Fire & Emergency Segment in 2008, and was appointed Executive Vice President and President, Access Equipment Segment in 2010.

On July 16, 2012, in connection with Mr. Jones’ appointment as President and Chief Operating Officer of the Company, the Human Resources Committee of the Board of Directors of the Company approved (i) increases on a prorated basis in Mr. Jones’ threshold, target and maximum annual cash incentive award payment levels for fiscal year 2012 from 30%, 60% and 120% of base salary to 37.5%, 75% and 150% of base salary, respectively, and (ii) an award to Mr. Jones of 20,000 shares of restricted stock under the Oshkosh Corporation 2009 Incentive Stock and Awards Plan.  These compensation actions are effective July 29, 2012 and August 1, 2012, respectively.

As a consequence of the appointment of Wilson R. Jones as President and Chief Operating Officer of the Company, Charles L. Szews will continue to serve as the Chief Executive Officer of the Company and as a member of the Company’s Board of Directors but, effective August 1, 2012, will no longer hold the title of President of the Company.

Frank R. Nerenhausen will succeed Mr. Jones as Executive Vice President and President, Access Equipment Segment, effective August 1, 2012.  Mr. Nerenhausen is currently serving as Executive Vice President and President, Commercial Segment.  Todd S. Fierro will succeed Mr. Nerenhausen as Senior Vice President and President, Commercial Segment.  Mr. Fierro is currently serving as Vice President of Operations for the Commercial Segment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: July 20, 2012	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary